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                                              Registration No. 333-
As filed with the Securities and Exchange Commission on August 3, 2006
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                                  UNITED STATES
                        SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549
                          -----------------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                     Under
                           THE SECURITIES ACT OF 1933
                          -----------------------------

                               MITY Enterprises, Inc.

               (Exact name of registrant as specified in its charter)

          Utah                                         87-0448892
(State or other jurisdiction                        (I.R.S. Employer
of incorporation or organization)                   Identification No.)

                                 1301 West 400 North
                                   Orem, Utah 84057
                           (Address, including zip code,
                    of registrant's principal executive offices)
                          -----------------------------
                  MITY Enterprises, Inc. 2006 Stock Incentive Plan
                              (Full title of the plan)
                          -----------------------------
                                 Bradley T Nielson
                                      President
                               MITY Enterprises, Inc.
                                 1301 West 400 North
                                   Orem, Utah 84057
                                    (801) 224-0589

                         (Name, address and telephone number,
                including area code, of agent for service of process)
                          -----------------------------
                                     Copy to:
                               Nolan S. Taylor, Esq.
                               Dorsey & Whitney LLP
                        170 South Main Street, Suite 900
                            Salt Lake City, Utah 84101
                                 (801) 933-7360
                          -----------------------------
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                          CALCULATION OF REGISTRATION FEE
=============================================================================
 Title of                      Proposed            Proposed
securities     Amount           maximum             maximum       Amount of
  to be        to be         offering price        aggregate     registration
registered   registered(1)     per share(2)    offering price(2)      fee
-----------------------------------------------------------------------------
Common Stock,
 $0.01 par
 value per
 share        300,000            $17.79           $5,337,000        $571.06
=============================================================================
(1) Pursuant to Rule 416 under the Securities Act of 1933, this registration statement also relates to such additional number of shares available for issuance under the plan as may be required pursuant to the plan in the event of a stock dividend, stock split, recapitalization or other similar event, or as otherwise provided for in the plan.
(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933, as amended. The proposed maximum aggregate offering price is based upon the average of the high and low prices of the registrant's Common Stock traded on the Nasdaq Stock Market as reported on the consolidated reporting system on August 2, 2006.

                                   PART I

             INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1.  PLAN INFORMATION.

     Information required by Item 1 to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 adopted under the Securities Act of 1933, as amended (the "Securities Act"), and the Note to Part I of Form S-8.

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

     Information required by Item 2 to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 adopted under the Securities Act and the Note to Part I of Form S-8.

                                   PART II

             INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents, which have been filed with the Securities and Exchange Commission (the "Commission") by MITY Enterprises, Inc. (the "Company"), are incorporated by reference in this Registration Statement, as of their respective dates:

(a) the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 2006;

(b) the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2006; and

(c) the description of the Company's Common Stock, par value $0.01 per share, as contained in the Registration Statement on Form 8-A filed on April 22, 1994, including any amendment or report filed for the purpose of updating such description filed for the purpose of updating such description.

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the respective dates of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.

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ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 16-10a-902 of the Utah Revised Business Corporation Act (the "Revised Act") provides that a corporation may indemnify any individual made a party to a proceeding because he is or was a director, against liability incurred in the proceeding, if: (a) his conduct was in good faith, (b) he reasonably believed that his conduct was in, or not opposed to, the corporation's best interests; and (c) in the case of any criminal proceeding, he had no reasonable cause to believe such conduct was unlawful; provided, however, that a corporation may not indemnify a director under Section 16-10a-902 if (i) in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation, or
(ii) in connection with any other proceeding charging that the director derived an improper personal benefit, whether or not involving action in his or her official capacity, in which proceeding he was adjudged liable on the basis that he derived an improper benefit.

     Section 16-10a-903 of the Revised Act provides that, unless limited by its articles of incorporation, a corporation shall indemnify a director who was successful, on the merits or otherwise, in the defense of any proceeding, or in the defense of any claim, issue or matter in the proceeding, to which he was a party because he is or was a director of the corporation, against reasonable expenses incurred in connection with the proceeding or claim with respect to which he has been successful.

     In addition to the indemnification provided by Sections 902 and 903,
Section 16-10a-905 of the Revised Act provides that, unless otherwise limited by a corporation's articles of incorporation, a director may apply for indemnification to the court conducting the proceeding or to another court of competent jurisdiction.

     Section 16-10a-904 of the Revised Act provides that a corporation may pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding in advance of the final disposition of the proceeding upon the satisfaction of certain conditions.

     Section 16-10a-907 of the Revised Act provides that, unless a corporation's articles of incorporation provide otherwise, (i) an officer of the corporation is entitled to mandatory indemnification under Section 903 and is entitled to apply for court-ordered indemnification under Section 905, in each case to the same extent as a director, (ii) the corporation may indemnify and advance expenses to an officer, employee, fiduciary or agent of the corporation to the same extent as a director, and (iii) a corporation may also indemnify and advance expenses to an officer, employee, fiduciary or agent who is not a director to a greater extent, if not inconsistent with public policy, and if provided for by its articles of incorporation, bylaws, general or specific action of its board of directors or contract.

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     Section 16-10a-908 of the Revised Act provides that a corporation may purchase and maintain liability insurance on behalf of a person who is or was a director, officer, employee, fiduciary, or agent of the corporation or who, while serving as a director, officer, employee, fiduciary, or agent of the corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, fiduciary, or agent of another foreign or domestic corporation or other person, or of an employee benefit plan against liability asserted against or incurred by the individual in that capacity or arising from his status as such, whether or not the corporation would have the power to indemnify him against the same liability under Section 902, 903, or 907 of the Revised Act.

     Section 16-10a-909 of the Revised Act provides that a provision treating a corporation's indemnification of or advance for expenses to, directors that is contained in its articles of incorporation or bylaws, in a resolution of its stockholders or board of directors or in a contract, (except an insurance policy), or otherwise, is valid only if and to the extent the provision is not inconsistent with Sections 901 through 909 of the Revised Act. If the articles of incorporation limit indemnification or advancement of expenses, indemnification and advancement of expenses are valid only to the extent not inconsistent with the articles.

     Section 16-10a-841 of the Revised Act provides that the liability of a director to the Company or its stockholders for monetary damages for any action taken or any failure to take any action, as a director, may be limited or eliminated by the Company except for liability for (i) the amount of financial benefit received by a director to which he is not entitled; (ii) an intentional infliction of harm on the corporation or its stockholders; (iii) a violation of Section 16-10a-842 of the Utah Act, which prohibits unlawful distributions by a corporation to its stockholders; or (iv) an intentional violation of criminal law. Article IV of the Company's Articles of Incorporation provides that the personal liability of any director to the Company or its stockholders for monetary damages for any action taken or the failure to take any action, as a director, is eliminated to the fullest extent permitted by the Utah Act.

     The Company has entered into Indemnification Agreements with its officers and directors. These Indemnification Agreements provide that the Company will indemnify such officers and directors to the maximum extent allowed and in the manner permitted by the Utah Act. Additionally, such Indemnification Agreements contractually bind the Company with respect to indemnification and contain certain exceptions to indemnification, but do not limit the indemnification available pursuant to the Company's articles of incorporation or under the Utah Act.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

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ITEM 8.  EXHIBITS.

EXHIBIT
NUMBER      DESCRIPTION
--------    ---------------------------------------------------------------
4.1         Amended and Restated Articles of Incorporation of the Registrant
            incorporated by reference to Exhibit 3.1 to the Company's
            Registration Statement on Form SB-2, Reg. No. 33-76758-D.

4.2 Amended and Restated Bylaws of the Registrant incorporated by reference to Exhibit 3.2 to the Company's Registration Statement on Form SB-2, Reg. No. 33-76758-D.

4.3 First Amendment to the Amended and Restated Bylaws of Registrant incorporated by reference to Exhibit 3.3 to the Company's Registration Statement on Form SB-2, Reg. No. 33-76758-D.

4.4 Form of Stock Certificate incorporated by reference to Exhibit 4,1 to the Company's Registration Statement on Form SB-2, Reg. No. 33-76758-D.

5.1         Opinion of Dorsey & Whitney LLP.

23.1 Consent of Deloitte & Touche LLP, independent registered public accounting firm.

23.2 Consent of Dorsey & Whitney LLP (contained in Exhibit 5.1 to this Registration Statement).

24.1 Power of Attorney (included with the signatures in Part II of this registration statement).

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ITEM 9.  UNDERTAKINGS.

(a)  The undersigned registrant hereby undertakes:

   (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
        (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");
        (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

        (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

        Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

   (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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(c)  Insofar as indemnification for liabilities arising under the Securities
     Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                 SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Orem, State of Utah, on August 3, 2006.

                                MITY ENTERPRISES, INC.


                            By: /s/ BRADLEY T NIELSON
                                ----------------------------------
                                Name: Bradley T Nielson, President
                                Title:Chief Executive Officer and President

     Each person whose signature appears below constitutes and appoints Bradley T Nielson and Paul R. Killpack, his or her true and lawful attorney-in-fact and agent with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on August 3, 2006.


                                /s/ GREGORY L. WILSON
                                ----------------------------------
                                Gregory L. Wilson
                                Chairman of the Board and Director

                                /s/ BRADLEY T NIELSON
                                ----------------------------------
                                Bradley T Nielson
                                Chief Executive Officer and President
                                (principal executive officer)

                                /s/ PAUL R. KILLPACK
                                ----------------------------------
                                Paul R. Killpack
                                Chief Financial Officer
                                (principal financial and accounting officer)

                                /s/ RALPH E. CRUMP
                                ----------------------------------
                                Ralph E. Crump
                                Director

                                /s/ PETER NAJAR
                                ----------------------------------
                                Peter Najar
                                Director

                                /s/ C. LEWIS WILSON
                                ----------------------------------
                                C. Lewis Wilson
                                Director

                                /s/ HAL B. HEATON
                                ----------------------------------
                                Hal B. Heaton
                                Director

                          EXHIBIT INDEX TO
                             FORM S-8

                      MITY Enterprises, Inc.



EXHIBIT
NUMBER              DESCRIPTION
----------  -----------------------------------------------------------------
4.1 Amended and Restated Articles of Incorporation of the Registrant incorporated by reference to Exhibit 3.1 to the Company's Registration Statement on Form SB-2, Reg. No. 33-76758-D.

4.2 Amended and Restated Bylaws of the Registrant incorporated by reference to Exhibit 3.2 to the Company's Registration Statement on Form SB-2, Reg. No. 33-76758-D.

4.3 First Amendment to the Amended and Restated Bylaws of Registrant incorporated by reference to Exhibit 3.3 to the Company's Registration Statement on Form SB-2, Reg. No. 33-76758-D.

4.4 Form of Stock Certificate incorporated by reference to Exhibit 4,1 to the Company's Registration Statement on Form SB-2, Reg. No. 33-76758-D.

5.1         Opinion of Dorsey & Whitney LLP.

23.1 Consent of Deloitte & Touche LLP, independent registered public accounting firm.

23.2 Consent of Dorsey & Whitney LLP (contained in Exhibit 5.1 to this Registration Statement).

24.1 Power of Attorney (included with the signatures in Part II of this registration statement).